Exhibit 99.01

News

Media Contact:          Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
Glen Kundert
404-506-5135
gakunder2@southernco.com

                         Oct. 26, 2011

Southern Company reports third quarter earnings

ATLANTA – Southern Company (NYSE: SO) today reported third quarter earnings of $916 million, or $1.07 a share, compared with $817 million, or 98 cents a share, for the same period a year ago.

For the nine months ended Sept. 30, earnings totaled $1.94 billion, or $2.27 a share, compared with $1.82 billion, or $2.20 a share, for the same period a year ago.

Revenues for the third quarter were $5.43 billion, compared with $5.32 billion for the same period a year ago, a 2.0 percent increase. For the first nine months of 2011, revenues were $13.96 billion, compared with $13.68 billion for the same period last year, a 2.0 percent increase.

Earnings were positively influenced by regulatory actions at Georgia Power that became effective Jan. 1, 2011. Earnings were negatively affected by relatively cooler weather – primarily during the month of September -- compared to the third quarter of 2010.

“The economic recovery in the Southeast is continuing, but at a slower pace than expected,” said Southern Company Chairman, President and CEO Thomas A. Fanning. “In the meantime, we remain committed to our customer-focused business model of providing exceptional service, industry-leading reliability and prices below the national average.”

Kilowatt-hour sales to retail customers in Southern Company’s four-state service area decreased 3.3 percent in the third quarter of 2011 compared with the third quarter of 2010.  Industrial electricity sales increased 1.6 percent, while residential sales decreased 6.9 percent and commercial sales decreased 3.4 percent.

Year-to-date kilowatt-hour sales to retail customers decreased 1.9 percent compared with sales during the first nine months of 2010. Industrial electricity sales increased 3.7 percent, while residential sales decreased 6.3 percent and commercial sales decreased 2.4 percent.

Total energy sales to Southern Company’s customers, including wholesale sales, decreased 2.7 percent in the third quarter of 2011 compared with the same period in 2010. On a year-to-date basis, total sales of electricity decreased 3.0 percent compared with the same period in 2010.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its third quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company was named the World’s Most Admired Electric and Gas Utility by Fortune magazine in 2011, and is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic recovery and economic growth. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries and Internal Revenue Service audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trusts; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the Kemper County integrated coal gasification combined cycle facility, including Mississippi Public Service Commission approvals and potential U.S. Department of Energy loan guarantees; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including the impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

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